                                                                  Exhibit (d)(1)


                                ING EQUITY TRUST

                          FORM OF AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

      AGREEMENT made this 23rd day of September, 2002, by and between ING EQUITY TRUST, a Massachusetts business trust (the Trust"), and ING INVESTMENTS, LLC, an Arizona limited liability company (the "Adviser").

      The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), consisting of series, and the series to which this Agreement applies are listed on Schedule A hereto (each a "Fund," collectively the "Funds"), as such schedule may be amended from time to time.

      The Trust desires to retain the Adviser to render investment advisory services to each of the Funds, and the Adviser is willing to render such investment advisory on the terms set forth below.

      The parties agree as follows:

1. The Trust hereby appoints the Adviser to act as investment adviser to the Trust and each of the Funds for the period set forth in Schedule A hereto, as such schedule may be amended from time to time, and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services described, for the compensation provided, in this Agreement.

2. Subject to the supervision of the Trustees, the Adviser shall manage the investment operations of each Fund and the composition of each Fund's portfolio, including the purchase and retention and disposition of portfolio securities, in accordance with each Fund's investment objectives, policies and restrictions as stated in each Fund's Prospectus and Statement of Additional Information (as defined below) subject to the following understandings:

      (a) The Adviser shall provide supervision of each Fund's investments and determine from time to time what investments will be made, held or disposed of or what securities will be purchased and retained, sold or loaned by each Fund, and what portion of the assets will be invested or held uninvested as cash.

      (b) The Adviser shall use its best judgment in the performance of its duties under this Agreement.

      (c) The Adviser, in the performance of its duties and obligations under this Agreement, shall (i) act in conformity with the Declaration of Trust, By-Laws, Prospectus and Statement of Additional Information of each of the Funds, with the instructions and directions of the Trustees and (ii) conform to and comply


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      with the requirements of the Investment Company Act and all other applicable federal and state laws and regulations.

      (d) (i) The Adviser shall determine the securities to be purchased or sold by a Fund and will place orders pursuant to its determinations with or through such persons, brokers or dealers to carry out the policy with respect to brokerage as set forth in a Fund's Prospectus and Statement of Additional Information or as the Trustees may direct from time to time. In providing a Fund with investment supervision, the Adviser will give primary consideration to securing the most favorable price and efficient execution. The Adviser may also consider the financial responsibility, research and investment information and other services and research related products provided by brokers or dealers who may effect or be a party to any such transactions or other transactions to which other clients of the Adviser may be a party. Each of the Funds recognizes that the services and research related products provided by such brokers may be useful to the Adviser in connection with its services to other clients.

            (ii) When the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Fund and to such other clients.

      (e) The Adviser shall maintain, or cause to be maintained, all books and records required under the Investment Company Act to the extent not maintained by the custodian of the Fund. The Adviser shall render to the Trustees such periodic and special reports as the Trustees may reasonably request.

      (f) The Adviser shall provide a Fund's custodian on each business day information relating to all transactions concerning a Fund's assets.

      (g) The investment management services of the Adviser to the Trust and to each of the Funds under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

3. The Trust has delivered to the Adviser copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

      (a) Declaration of Trust, as amended, as filed with the Secretary of the Commonwealth of Massachusetts (such Declaration of Trust, as in effect on the


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      date hereof and as further amended from time to time, is herein called the
      "Declaration of Trust");

      (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

      (c) Certified resolutions of the Trustees authorizing the appointment of the Adviser and approving this Agreement on behalf of the Trust and each of the Funds;

      (d) Registration Statement on Form N-lA under the Investment Company Act and the Securities Act of 1933, as amended from time to time (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission"), relating to the Trust and shares of beneficial interest of each of the Funds and all amendments thereto.

      (e) Notification of Registration of the Trust under the Investment Company Act on Form N-8A as filed with the Commission and all amendments thereto;

      (f) Prospectus and Statement of Additional Information included in the Registration Statement, as amended from time to time. All references to this Agreement, the Prospectus and the Statement of Additional Information shall be to such documents as most recently amended or supplemented and in effect.

4. The Adviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or Officers of the Trust or a Fund to serve in the capacities in which they are elected. All services to be furnished by the Adviser under this Agreement may be furnished through such directors, officers or employees of the Adviser.

5. The Adviser agrees that all records which it maintains for the Trust or each Fund are property of the Trust or a Fund. The Adviser will surrender promptly to the Trust or a Fund any such records upon either the Trust's or a Fund's request. The Adviser further agrees to preserve such records for the periods prescribed in Rule 3la-2 of the Commission under the Investment Company Act.

6. In connection with the services rendered by the Adviser under this Agreement, the Adviser will pay all of the following expenses:

      (a) the salaries and expenses of all personnel of the Trust, the Funds and the Adviser required to perform the services to be provided pursuant to this Agreement, except the fees of the Trustees who are not affiliated persons of the Adviser, and

      (b) all expenses incurred by the Adviser, the Trust or by any Fund in connection with the performance of the Adviser's responsibilities hereunder, other


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      than brokers' commissions and any issue or transfer taxes chargeable to each Fund in connection with its securities transactions.

7. With respect to ING Growth Opportunities Fund, ING SmallCap Opportunities Fund and ING Research Enhanced Index Fund, in the event the expenses of a Fund for any fiscal year (including the fees payable to the Adviser but excluding interest, taxes, brokerage commissions, distribution fees and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business) exceed the lowest applicable annual expense limitation established pursuant to the statutes or regulations of any jurisdictions in which shares of the Fund are then qualified for offer and sale, the compensation due the Adviser will be reduced by the amount of such excess, or, if such reduction exceeds the compensation payable to the Adviser, the Adviser will pay the Fund, whose expenses exceed such expense limitation, the amount of such reduction which exceeds the amount of such compensation.

8. For the services provided and the expenses assumed pursuant to this Agreement, a Fund will pay to the Adviser as compensation at the rate set forth opposite such Fund's name on Schedule A hereto, such fee to be accrued daily and paid monthly.

9. The Adviser may rely on information reasonably believed by it to be accurate and reliable. Neither the Adviser nor its officers, directors, employees or agents or controlling persons shall be liable for any error or judgment or mistake of law, or for any loss suffered by the Trust or a Fund in connection with or arising out of the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

10. This Agreement shall continue with respect to a Fund until the date set forth opposite such Fund's name on Schedule A hereto (the "Reapproval Date") and shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the Trustees of the Trust acting on behalf of such Fund, who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Trustees of the Trust or the holders of a majority of the outstanding voting securities of such Fund; provided however, that this Agreement may be terminated with respect to such Fund by the Trust, at any time, without the payment of any penalty, by the majority of the Trustees acting on behalf of a Fund or by vote of a majority of the outstanding voting securities (as defined in the Investment Company Act) of a Fund, or by the Adviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party.

11. This Agreement shall terminate automatically in the event of its assignment, as such term is defined in Section 2(a)(4) of the Investment Company Act of 1940, provided that a transaction which does not, under the Investment Company Act, result in a change of actual control or management of the Adviser's business shall not be deemed to be an assignment for the purposes of this Agreement.


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12. Nothing in this Agreement shall limit or restrict the right of any Trustee, officer or employee of the Adviser who may also be a Trustee, officer or employee of the Trust or a Fund to engage in any other business or to devote his time and attention in part to the management or other aspect of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Adviser to engage in any other business or to render services of any kind to any other person or entity.

13. During the term of this Agreement, the Trust and each of the Funds agree to furnish the Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of a Fund or the public, which refer in any way to the Adviser, prior to use thereof and not to use such material if the Adviser reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt. In the event of termination of the Agreement, the Trust or a Fund will continue to furnish to the Adviser such other information relating to the business affairs of the Trust or a Fund as the Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

14. This Agreement may be amended by mutual agreement, but only after authorization of such amendments by the affirmative vote of (i) the holders of the majority of the outstanding voting securities of each of the Funds and (ii) a majority of the members of the Trustees who are not interested persons of the Trust or the Adviser, cast in person at a meeting called for the purpose of voting on such approval.

15. The Adviser, the Trust and each of the Funds each agree that the name "ING" is proprietary to, and a property right of, the Adviser. The Trust and each of the Funds agree and consent that (i) each will only use the name "ING" as part of its name and for no other purpose, (ii) each will not purport to grant any third party the right to use the name "ING" and (iii) upon the termination of this Agreement, the Trust and the Fund shall, upon the request of the Adviser, cease to use the name "ING", and shall use its best efforts to cause its officers, Trustees and shareholders to take any and all actions which the Adviser may request to effect the foregoing.

16. Any notice or other communications required to be given pursuant to this Agreement shall be deemed to be given if delivered or mailed by registered mail, postage paid, (1) to the Adviser at 7337 E. Doubletree Ranch Road, Scottsdale, AZ 85258, Attention: Secretary; or (2) to the Trust or a Fund at 7337 E. Doubletree Ranch Road, Scottsdale, AZ 85258, Attention: Secretary.

17. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The terms "interested person", "assignment", and "vote of the majority of the outstanding securities" shall have the meaning set forth in the Investment Company Act.


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18. The Declaration of Trust, establishing the Trust, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "ING Equity Trust" refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust or a Fund may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


                              ING EQUITY TRUST



                              By: __________________________________
                                  Robert S. Naka
                                  Senior Vice President



                              ING INVESTMENTS, LLC



                              By: __________________________________
                                  Michael J. Roland
                                  Executive Vice President


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
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST
                                       AND
                              ING INVESTMENTS, LLC



                          EFFECTIVE SEPTEMBER 23, 2002


                                     ANNUAL INVESTMENT
                                      MANAGEMENT FEE
                                      --------------
                                     (as a percentage
                                     of average daily    LAST CONTINUED/
SERIES                                  net assets)      APPROVED BY BOARD    REAPPROVAL DATE
------                                                   -----------------    ---------------
ING Biotechnology Fund               Fulcrum Fee; see    February 26, 2002   September 1, 2003
                                     Exhibit 1 hereto
ING Growth Opportunities Fund             0.95%          August 20, 2002     September 1, 2003
ING MidCap Opportunities Fund             1.00%          July 11, 2002       September 1, 2003
ING MidCap Value Fund                     1.00%          November 2, 2001    September 1, 2003
ING Real Estate Fund*                     0.70%          August 20, 2002     September 1, 2003
ING Research Enhanced Index Fund          0.70%          July 11, 2002       September 1, 2003
ING SmallCap Opportunities Fund           1.00%          August 20, 2002     September 1, 2003
ING SmallCap Value Fund                   1.00%          November 2, 2001    September 1, 2003

--------------------
* This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the respective Fund.


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
                                                                       EXHIBIT 1
                                                                   TO SCHEDULE A

SERIES

ING Biotechnology Fund (the "Fund")

FULCRUM FEE:

The following table shows the investment management fee to be paid to ING Investments, LLC. The management fee is made up of two components: (i) a base advisory fee of 1.25% of the Fund's average daily net assets, and (ii) a performance adjustment. The performance adjustment accrues daily but will not be paid until after one full year of operations.

   ANNUAL % POINT
 DIFFERENCE BETWEEN
CLASS A SHARES OF THE
   FUND AND NASDAQ         ANNUAL BASE           PERFORMANCE           ANNUAL TOTAL
    BIOTECH INDEX*        ADVISORY FEE            ADJUSTMENT           ADVISORY FEE
---------------------  ------------------   ----------------------  ------------------
                       (AS A % OF AVERAGE   (AS A % OF AVERAGE NET  (AS A % OF AVERAGE
                           NET ASSETS)             ASSETS)              NET ASSETS)
  5.01 or better             1.25%                0.500%                 1.750%
   4.01 to 5.00              1.25%                0.375%                 1.625%
   3.01 to 4.00              1.25%                0.250%                 1.500%
   2.01 to 3.00              1.25%                0.125%                 1.375%
   2.00 to -2.00             1.25%                0.000%                 1.250%
  -2.01 to -3.00             1.25%               -0.125%                 1.125%
  -3.01 to -4.00             1.25%               -0.250%                 1.000%
  -4.01 to -5.00             1.25%               -0.375%                 0.875%
  -5.00 or worse             1.25%               -0.500%                 0.750%

--------------------------------

* Measured over the performance period which, beginning twelve months after the Fund has commenced operations, will be a rolling 12-month period ending with the most recent calendar month. Since the performance adjustment is based on the comparative performance of Class A shares against the Index, the controlling factor is not whether the performance of Class A shares is up or down, but whether that performance is up or down more than or less than that of the Index. In addition, the relative performance of Class A shares against the Index is measured only for the relevant performance period, and does not take into account performance over longer or shorter periods of time.


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